UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

FREMONT MICHIGAN INSURACORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

FREMONT MICHIGAN ISURACORP, INC.

FREMONT, MICHIGAN 49412

To Be Held May 10, 2007

Mailed to Security Holders April 2, 2007

Fremont Michigan InsuraCorp, Inc.

933 East Main Street

Fremont, Michigan 49412-9753

April 2, 2007

Dear Fellow Shareholder:

The Annual Meeting of Shareholders of Fremont Michigan InsuraCorp, Inc. will be held Thursday, May 10, 2007, at 10:00 a.m., local time, at the Dogwood Center for the Performing Arts, 4734 S. Campus Court, Fremont, Michigan 49412.

The matters to be acted upon at the meeting are:

(a)	The election of four Class I directors;

(b)	To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2007;

(c)	The approval of proposed amendments to Fremont Michigan InsuraCorp, Inc.’s Articles of Incorporation regarding matters to be considered by the Board of Directors in evaluation of certain offers; and

(d)	Such other matters as may properly come before the Fremont Michigan InsuraCorp, Inc. annual meeting or any adjournment thereof.

The proxy statement and the enclosed form of proxy are being furnished to shareholders on or about April 2, 2007. Please review the enclosed material and sign, date and return the proxy card. Regardless of whether you plan to attend the annual meeting in person, please vote now so that the matters coming before the meeting may be acted upon.

I look forward to seeing you at the annual meeting.

Respectfully yours,

Richard E. Dunning President and Chief Executive Officer

IMPORTANT — PLEASE VOTE PROMPTLY

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE

MEETING, SHAREHOLDERS ARE URGED TO VOTE, SIGN, DATE AND

RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID

ENVELOPE. YOUR PROMPT RESPONSE IS APPRECIATED.

Fremont Michigan InsuraCorp, Inc.

933 East Main Street Fremont, Michigan 49412-9753

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 10, 2007

To The Shareholders:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the Annual Meeting of Shareholders of Fremont Michigan InsuraCorp, Inc. will be held at the Dogwood Center for the Performing Arts, 4734 S. Campus Court, Fremont, Michigan 49412, on May 10, 2007, at 10:00 a.m., local time, for the purpose of considering and voting on the following matters:

1.	Election of four Class I directors for a term of three years from the date of election and until their successors shall have been elected and qualified (Matter No. 1);

2.	To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2007 (Matter No. 2);

3.	The approval of proposed amendments to Fremont Michigan InsuraCorp, Inc.’s Articles of Incorporation regarding matters to be considered by the Board of Directors in evaluation of certain offers (Matter No. 3); and

4.	Such other matters as may properly come before the Fremont Michigan InsuraCorp, Inc. annual meeting or any adjournment thereof.

Only those shareholders of record at the close of business on March 19, 2007, shall be entitled to notice of and to vote at the meeting. A proxy statement, a proxy card and a self-addressed postage prepaid envelope are enclosed. Please complete, sign and date the proxy card and return it promptly in the envelope provided. If you attend the meeting, you may revoke your proxy and vote in person.

This notice, the accompanying proxy statement and form of proxy are sent to you by order of the Board of Directors.

Respectfully yours,

Donald E. Bradford Corporate Secretary

Fremont, Michigan

April 2, 2007

Fremont Michigan InsuraCorp, Inc.

933 East Main Street

Fremont, Michigan 49412

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

GENERAL

Introduction

This proxy statement and enclosed proxy card are being mailed to the shareholders of Fremont Michigan InsuraCorp, Inc. ("Fremont" or the "Company") on or about April 2, 2007, in connection with the solicitation of proxies by the Board of Directors of Fremont. The proxies will be voted at the Annual Meeting of Shareholders of Fremont to be held on Thursday, May 10, 2007, at 10:00 a.m., local time, at the Dogwood Center for the Performing Arts, 4734 S. Campus Court, Fremont, Michigan 49412 (the "Annual Meeting"). Fremont's Annual Report on Form 10-K for the year ended December 31, 2006, accompanies this proxy statement.

Solicitation of Proxies

The cost of the solicitation of proxies will be borne by Fremont. In addition to the use of the mails, some directors and officers of Fremont may solicit proxies, without additional compensation, in person, by telephone, email, telegram, or otherwise. Arrangements may be made by Fremont with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and Fremont may reimburse them for reasonable expenses they incur in so doing.

Record Date and Voting Securities

As of the close of business on March 19, 2007 (the "Record Date"), there were outstanding 1,727,456 shares of Class A Common stock, no par value (the "Fremont Common Stock"), the only class of capital stock of Fremont outstanding. Each share is entitled to one vote for each matter presented for a vote. Holders of record of Fremont Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

If the enclosed proxy card is appropriately marked, signed and returned in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" the election of the nominees for Fremont's Board of Directors, “FOR” ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the year ending December 31, 2007 and “FOR” the proposed amendments to the Company’s Articles of Incorporation.

Right of Revocation

Proxies may be revoked at any time before they have been exercised by filing with the Corporate Secretary of Fremont an instrument of revocation or a duly executed proxy bearing a later date. Any shareholder attending the Annual Meeting also may revoke a previously granted proxy by voting in person at the Annual Meeting.

Quorum

Under Fremont's Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

There are no persons or entities known to Fremont or its management who own of record or beneficially, as of the Record Date, more than 5% of the outstanding shares of Fremont Common Stock other than:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Joseph H. Moss, 3350 Riverwood Parkway, Ste 1900, Atlanta, GA 30339	100,140	5.8%

(1)	According to Schedule 13D dated May 8, 2006, of Joseph H. Moss. Mr. Moss claims sole voting and dispositive power over the shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information concerning the number of shares of Fremont Common Stock beneficially owned, as of March 19, 2007, by each present director, nominee for director, and each executive officer named in the compensation table set forth elsewhere herein.

Name of Beneficial Owner(1)	Common Stock(2)	Options Currently Exercisable Or within 60 Days	Total Stock and Stock Based Holdings	Percent of Class
Donald E. Bradford(3)	11,522	840	12,362	*
Michael A. DeKuiper	8,262	840	9,102	*
Marvin R. Deur	24,333	2,960	27,293	1.6%
Kurt M. Dettmer	9,536	1,360	10,896	*
Richard E. Dunning	51,410	6,480	57,890	3.3%
William L. Johnson	12,022	840	12,862	*
William A. Hall, Sr.	20,206	2,080	22,286	1.3%
Jack G. Hendon	6,162	840	7,002	*
Monica C. Holmes	200	—	200	*
Kevin G. Kaastra	1,078	2,560	3,638	*
Kenneth J. Schuiteman	15,522	840	16,362	*
Jack A. Siebers	7,000	840	7,840	*
Donald VanSingel	5,106	840	5,946	*
Harold L. Wiberg	9,134	840	9,974	*
Donald C. Wilson	4,262	—	4,262	*
Officers, Directors and Nominees for Director as a Group (15 persons)	185,755	22,160	207,915	11.8%

*	Less than 1%
(1)	Each of the identified beneficial owners, including the officers, directors and nominees for director, has sole investment and voting power as to all the shares beneficially owned with the exception of those shares held indirectly by certain officers, directors and nominees for director as noted in the footnotes below.
(2)	Includes shares held by the Company's 401(k) Plan Trust and allocated to their Plan accounts.
(3)	Of the 11,522 shares, 10,522 shares are held by the Darling Family Trust. Mr. Bradford is a trustee of the trust and has shared voting and investment powers over the trust shares, but disclaims beneficial ownership of the shares held by the trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the reports filed by Reporting Persons, we believe that, during the year ended December 31, 2006, the Reporting Persons met all applicable Section 16(a) filing requirements, except that Form 5’s reporting new stock option grants awarded on December 29, 2006 were filed 9 days late for the following persons: Donald E. Bradford, Michael A. Dekuiper, Marvin R. Deur, Richard E. Dunning, William L. Johnson, William A. Hall, Sr., Jack G. Hendon, Monica C. Holmes, Kevin G. Kaastra, Kenneth J. Schuiteman, Jack A. Siebers, Donald VanSingel, Harold L. Wiberg, and Donald C. Wilson.

MATTER NO. 1

ELECTION OF FREMONT DIRECTORS

General

Under Fremont's Articles of Incorporation, the total number of directors may be determined by a vote of a majority of the board of directors then in office. The number of directors for 2007 has been set by the Board at eleven. Directors are expected to attend meetings of the Board, meetings of the committees on which they serve and the Fremont Annual Meeting. During 2006, the Board of Directors held 5 meetings, the Audit Committee held 4 meetings, the Compensation Committee held 4 meetings, and the Governance Committee held 9 meetings. Each director attended at least 75% of the combined total of meetings of the Board of Directors and of each committee of which he or she was a member. There were 3 executive sessions of the Board of Directors excluding management. Fremont's Board of Directors is divided into three classes with directors serving three-year terms. Approximately one-third of the directors will be elected at each annual meeting of shareholders.

Nominees and Continuing Directors

The Board of Directors fixed the number of directors in Class I at four and has nominated Michael A. DeKuiper, Monica C. Holmes, Kenneth J. Schuiteman and Jack A. Siebers for election as Class I directors for three-year terms to expire at the 2010 Annual Meeting of Shareholders, or until their successors are duly elected and qualified. Directors DeKuiper, Schuiteman and Siebers have served as directors of Fremont since 2003. Ms Holmes was first elected as a director of Fremont on December 7, 2006. The remaining continuing directors, have also served as directors of Fremont since 2003, except for Mr. Wilson who was first elected as a director of Fremont on October 17, 2006, and will continue to serve in accordance with the terms of the Class II directors which expire in 2008 and the Class III directors which expire in 2009.

The Articles of Incorporation of Fremont permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. All nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be preceded by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of Fremont not less than 120 days prior to the Annual Meeting, such notice must contain the following information: (a) the name, age, business address, and residence address of each nominee; (b) the principal occupation or employment of each nominee; (c) the number of shares of capital stock of Fremont which are beneficially owned by the nominee; (d) a statement that the nominee is willing to be nominated; and (e) and such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees. No notice of nomination for election as a director has been received from any shareholder as of the date of this proxy statement. If a nomination is attempted at the Annual Meeting that does not comply with the procedures required by the Articles of Incorporation or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination or such votes may be disregarded.

Pursuant to Fremont's bylaws directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld. The four persons receiving the highest number of votes cast for Class I directors at the Annual Meeting will be elected as Class I directors. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Annual Meeting, but will be counted for purposes of determining the presence of a quorum.

It is intended that shares represented by proxies will be voted for the nominees listed, each of whom is now a director of Fremont and each of whom has expressed his willingness to serve, or for any substitute nominee or nominees designated by the Fremont Board of Directors in the event any nominee or nominees become unavailable for election. The Fremont Board of Directors has no reason to believe that any of the nominees will not serve if elected.

The following tables set forth as to each of the nominees for election as a Class I director and as to each of the continuing Class II and Class III directors, their position with Fremont, principal occupation, business experience and age. There are no family relationships between any of the listed persons, except that Mr. DeKuiper’s daughter is married to Kevin G. Kaastra, Fremont’s Vice President of Finance.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL NOMINEES AS DIRECTORS.

Nominees for Election as Class I Directors — Term Expires in 2010

Name Position with Fremont; Principal Occupation	Age	Director Since	Directorship in other Reporting Companies
Michael A. DeKuiper Director; Director of Fremont Insurance since 1997; is employed as President of The White Agency, Inc. an independent insurance agency in Fremont, Grant and Twin Lake, Michigan and has been employed there since 1971.	59	2003	None

Monica C. Holmes Director: is employed as Associate Dean, College of Business, Central Michigan University, Mount Pleasant, Michigan, since August 2006, and has been a professor in the College of Business since 1995;	57	2006	None

Kenneth J. Schuiteman Director; Director of Fremont Insurance since 1985; was the owner of two automobile dealerships in Fremont, Michigan until he retired in 2002;	70	2003	None

Jack A. Siebers Director; Director of Fremont Insurance since 1999; has practiced business law for over 40 years and is employed as a principal in the law firm of Siebers Mohney PLC in Grand Rapids, Michigan;	65	2003	None

Continuing Class II Directors — Term Expiring in 2008

Name Position with Fremont; Principal Occupation	Age	Director Since	Directorship in other Reporting Companies
Jack G. Hendon Director; Director of Fremont Insurance since 2003; employed as a certified public accountant for over 21 years and is employed by H&S Companies, a holding company for Hendon & Slate, P.C., a certified public accounting firm, H&S Computers and H&S Financial in Fremont, Michigan;	51	2003	None

Donald VanSingel Chairman of the Board; Chairman of Fremont Insurance since 1997 and Director since 1978; served 20 years as a Representative in the Michigan House of Representatives, is employed since 1993 as a lobbyist with Government Consultant Services in Lansing, Michigan;	63	2003	Choiceone Financial Services, Inc.

Harold I. Wiberg Director; Director of Fremont Insurance since 1999; is employed as President of Bonek Agency, Inc., an independent insurance agency in Suttons Bay, Michigan and has been employed there since 1974;	55	2003	None

Continuing Class III Directors — Term Expires in 2009

Name Position with Fremont; Principal Occupation	Age	Director Since	Directorship in other Reporting Companies
Donald E. Bradford Director and Secretary; Director of Fremont Insurance since 1982; retired in 1997 after approximately 40 years as owner and operator of the Bradford Agency, an independent insurance agency in Sparta, Michigan;	70	2003	None

Richard E. Dunning Director, President and Chief Executive Officer; President and Chief Executive Officer of Fremont Insurance since 1997;	60	2003	None

William L. Johnson Director and Vice-Chairman of the Board; Director of Fremont Insurance since 2003; formerly the Chairman, President and Chief Executive Officer of Semco Energy, Inc. from 1996 to 2002; is currently employed as President and CEO of Berean Group, LLC, a business consulting firm;	64	2003	None

Donald C. Wilson Director; employed as President and owner of Don Wilson Insurance Agency, Inc. and D. Beacom Insurance Agency since 1999;	51	2006	None

Executive Officers Who Are Not Directors

Name Position with Fremont	Age	Principal Occupation During Past Five Years
Kurt M. Dettmer Vice President and Marketing Manager of Fremont Insurance;	39	Vice President of Fremont Insurance since 2005, Marketing Manager of Fremont Insurance since 2004; Mr. Dettmer began his career with Fremont Insurance in 1998 as a claims adjuster;

Marvin R. Deur Senior Vice President — Administration and Treasurer; Senior Vice President — Administration and Treasurer of Fremont Insurance;	55	Senior Vice President — Administration of Fremont Insurance since 2005 and Treasurer since 1995. Mr. Deur began his career with Fremont Insurance as an accountant in 1982;

William A. Hall, Sr. Vice President of Commercial Lines and Agency Relations; Director, Vice President of Commercial Lines and Agency Relations of Fremont Insurance;	61	Vice President of Commercial Lines and Agency Relations of Fremont Insurance since 2006, First Vice President of Fremont Insurance from 1986 to 2006; Chief Operating Officer of Fremont Insurance from 1990 to 2006, Director of Fremont Insurance since 1988; Began his career with Fremont insurance in 1972 as a marketing representative;

Kevin G. Kaastra Vice President of Finance; Vice President of Finance of Fremont Insurance;	36	Vice President of Finance of Fremont Insurance since 2005; Mr. Kaastra, a certified public accountant, began his career with Fremont Insurance in 2003 as the Controller; Prior to joining Fremont, Mr. Kaastra was employed as a certified public accountant in public accounting for 10 years.

CORPORATE GOVERNANCE

Director Independence

The Company has adopted the director independence standards of The NASDAQ Stock Market ("NASDAQ"). The Board has determined that Mr. Bradford, Mr. Hendon, Ms. Holmes, Mr. Johnson, Mr. Schuiteman and Mr. VanSingel, are independent directors. Mr. Dunning is not independent as he is employed as President and Chief Executive Officer of the Company. Messrs. DeKuiper, Siebers, Wiberg and Wilson are not deemed independent directors as they have certain transactions with the Company as disclosed below under the heading “Transactions with Executive Officers and Directors.”

The Company has adopted corporate governance guidelines which include adherence to the Company’s Conflict of Interest and Business Ethics Policy. Any services to be rendered by a director or a director’s firm for the Company which may create a conflict of interest must receive pre-approval from the Governance Committee and the full Board prior to commencement of such services. In addition, on an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. The Audit Committee is responsible for the annual review and recommendation of the Conflicts of Interest and Business Ethics Policy for approval by the Board. In addition, the Committee is responsible for reviewing annually the management’s program to monitor compliance therewith and compliance with relevant laws and regulations.

Committees of the Board

The Board of Directors has various standing committees including an Audit Committee, Compensation Committee, and Governance Committee. Each committee has a written charter.

The Audit Committee is comprised of Directors Hendon (Chairman), Bradford, and Johnson, each of whom is independent in the judgment of the Board of Directors. The Committee is responsible for the appointment, compensation, oversight and termination of Fremont's independent auditors. The Committee is required to pre-approve audit and non-audit services performed by the independent auditors. The Committee also assists the Board in providing oversight over the integrity of Fremont's financial statements and Fremont's compliance with applicable legal and regulatory requirements. The Committee also is responsible for, among other things, reporting to Fremont's Board on the results of the annual audit and reviewing the financial statements and related financial and non-financial disclosures included in Fremont's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Importantly, from a corporate governance perspective, the Audit Committee regularly evaluates the independent auditors' independence from Fremont and Fremont's management, including approving legally permitted, non-audit services provided by Fremont's auditors and the potential impact of the services on the auditors' independence. The Committee meets periodically with Fremont's independent auditors outside of the presence of Fremont's management, and possesses the authority to retain professionals to assist it in meeting its responsibilities without consulting with management. The Committee reviews and discusses with management earnings releases, including the use of pro forma information and financial information provided to analysts and rating agencies. The Committee discusses with management and the independent auditors the effect of accounting initiatives. The Committee also is responsible for receiving and retaining complaints and concerns relating to accounting and auditing matters.

The Governance Committee is comprised of Directors Johnson (Chairman), Bradford and VanSingel, each of whom is independent in the judgment of the Board of Directors. The Governance Committee is responsible for nominating individuals to stand for election as directors at the Annual Meeting of Shareholders, assisting the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members, recommending to the Board qualified individuals to fill such vacancy, recommending to the Board, on an annual basis, nominees for each Board Committee and to make independent recommendations to the Board of Directors as to the best practices for Board governance and evaluation of Board performance. The Committee has the responsibility to develop and recommend criteria for the selection of director nominees to the Board. The Committee has the power to apply standards for independence imposed by Fremont and all applicable federal laws in connection with such identification process. The Governance Committee will consider nominees recommended by shareholders and, in considering such candidates, the Committee will apply the same criteria it applies in connection with Committee-recommended candidates. Shareholders may nominate persons for election as directors in accordance with the procedures set forth in Article VII of Fremont's Articles of Incorporation. Notification of such nomination, containing the required information, must be mailed or delivered to the secretary of Fremont not less than 120 days prior to the annual meeting.

The Compensation Committee is comprised of Directors Bradford (Chairman), Johnson, Schuiteman and VanSingel, each of whom is independent in the judgment of the Board of Directors. The Compensation Committee is responsible for reviewing, establishing and making recommendations regarding the compensation and benefits of officers, employees, and with the administration of and the granting of stock awards to employees and directors under Fremont’s stock incentive plans.

Corporate Governance Documents

The Company has adopted a Code of Ethics that applies to the principal executive officer, principal financial officer, principal accounting officer and other persons performing similar functions. A copy of the Company's Code of Ethics for Senior Financial Officers and the charters of the Company's Audit, Compensation and Governance Committees are available on the Company's website under Investor Information at www.fmic.com and any shareholder may obtain a printed copy of these documents by writing to Investor Relations, Fremont Michigan InsuraCorp, Inc., 933East Main Street, Fremont, Michigan 49412, by e-mail at: invrel@fmic.com or by calling Investor Relations at (231) 924-0300.

Communication with the Board

Shareholders and other interested parties who desire to communicate directly with the Company's independent, non-management directors should submit communications in writing addressed to Audit Committee Chairman, Fremont Michigan InsuraCorp, Inc., 933East Main Street, Fremont, Michigan 49412. Shareholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with the Company's Audit Committee in writing addressed to Audit Committee Chairman, Fremont Michigan InsuraCorp, Inc., 933East Main Street, Fremont, Michigan 49412.

CERTAIN TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

Mr. Michael A. DeKuiper, a director, is the President and principal of The White Agency, Inc. This agency is currently appointed as an agent with and writes insurance for Fremont Insurance. The White Agency is one of Fremont Insurance’s largest producers. The terms and conditions of the agency agreement between The White Agency and Fremont Insurance are similar in all material respects to agency agreements with the other agents of Fremont Insurance. Fremont Insurance pays The White Agency commissions on business produced. The agency is also able to earn profit sharing commissions based on the profit margins of the business produced. Total regular and profit sharing commissions earned by The White Agency were $298,000 in 2006. The commission rates, including profit sharing commission opportunity, are the same as other agents of Fremont Insurance. The White Agency is an independent agent and also writes with regional and national insurers that may be competitors of Fremont Insurance.

Mr. Harold L. Wiberg, a director, is the President and an owner of the Bonek Agency, Inc. This agency is appointed as an agent of Fremont Insurance and writes insurance for Fremont Insurance. The terms and conditions of the agency agreement between the Bonek Agency and Fremont Insurance are similar in all material respects to agency agreements with the other agents of Fremont Insurance. Fremont Insurance pays the Bonek Agency commissions on business produced. The agency is also able to earn profit sharing commissions based on the profit margins of the business produced. Total regular and profit sharing commissions earned by the Bonek Agency were $124,000 in 2006. The commission rates, including profit sharing commission opportunity, are the same as other agents of Fremont Insurance. Bonek Agency is an independent agent and also writes with regional and national insurers that may be competitors of Fremont Insurance.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

Compensation Program Objectives and Philosophy

In General. The objectives of our compensation programs are to:

•	attract, motivate and retain talented and dedicated executives,

•	provide our executives with a competitive compensation in a cost-effective manner,

•	reinforce key business objectives and operating philosophy, and

•	enhance shareholder value.

The Compensation Committee oversees the design and administration of our executive compensation program. The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options, other benefits, post-termination severance and acceleration of stock option vesting for certain named executive officers upon termination and/or a change in control. The annual cash incentive compensation for 2006 has both a discretionary award and an award based on Company performance. Both awards were determined by the Compensation Committee. Our other benefits consist primarily of group life and health insurance benefits and a qualified 401(k) savings plan. Our philosophy is to position the aggregate of these elements at a level that is commensurate with our size and sustained performance.

Compensation Process. In establishing appropriate compensation levels, the Compensation Committee analyzes comparative compensation data which includes region specific data for each executive officer position. The Compensation Committee relies on data obtained from two external sources specific to the insurance industry. The two sources are Comp Data and the National Association of Mutual Insurance Companies. Both sources include minimum, average and maximum salary levels by position. Additionally, the Compensation Committee studies the overall impact of payroll and fringe benefits on the Company by reviewing the Company’s historic payroll-to-premium ratios and the total cost of payroll and fringe benefits for the Company in the current year. Each Executive's compensation records for the past three years are reviewed and management's performance reviews and recommendations are considered in the decision on each executive’s level of compensation. The components of executive compensation are designed to encourage decisions and actions that have a positive impact on the overall performance of Fremont. For that reason, these components are focused on executive officers who have the greatest opportunity to influence the achievement of strategic corporate objectives. The major components of the executive pay are summarized below.

Regulatory Considerations. The Omnibus Budget Reconciliation Act of 1993 (OBRA) Section 162(m) prohibits a publicly owned company from taking a compensation tax deduction for annual compensation in excess of $1,000,000 for any of the Fremont's executive officers. However, to the extent that compensation is performance-based and certain guidelines are met, compensation in excess of $1,000,000 is exempt from this limitation. The Compensation Committee does not believe that the deduction limit imposed by OBRA will affect the Company given the compensation opportunities of Fremont's executive officers under the existing executive compensation programs and that none of the named executive officers received annual compensation in excess of $1,000,000. The Compensation Committee will continue to evaluate the potential impact of Section 162(m) and take such actions as it deems appropriate.

Base Salaries.

We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary. We provide this opportunity to attract and retain an appropriate caliber of talent for the position, and to provide a base wage that is not subject to Company performance risk. We review base salaries for our named executive officers annually in the month of November and increases are based on the contribution of each individual executive as well as Company performance. The salary of our President and Chief Executive Officer is set by our Compensation Committee based on the overall performance of the Company and a range of factors relating to the Company’s financial and operational results. The performance of the Company relative to other companies in the financial services industry was also taken into account. After setting the salary of the CEO, the Compensation Committee determines the compensation of other named executives by reference to the compensation of the CEO and competitive pay practices in the industry. The Compensation Committee also seeks input from the President and CEO in setting the base salaries of the other named officers. The Compensation Committee evaluates the performance of the executive in relation to opportunities presented, challenges addressed and the results achieved. This process is partially subjective and is not intended to, and cannot be expected to, result in changes in executive compensation which are in direct proportion to increases or decreases in the Company's net income, return on equity or any other single quantitative measure or a predetermined combination of quantitative measures during the year.

Annual Cash Incentives

Discretionary Bonus. The Compensation Committee approved a discretionary bonus for 2006 for the CEO and other executives or employees. This bonus is not tied to a predetermined financial goal, but is meant to recognize individual performance. For 2006, the total amount of the discretionary bonus pool approved by the Compensation Committee was $28,500 and this amount was based upon contribution to Company objectives, leadership and performance. The Compensation Committee awarded $15,000 of this amount to the CEO and delegated to the CEO the discretionary authority to allocate the balance among other officers and employees, including the named executives. The “Bonus” column of the Summary Compensation Table reflects the amount of the discretionary bonus awarded to each named executive officer.

Non-Equity Incentive Plan. We provide the opportunity for our named executive officers, other executives and employees to earn an annual cash incentive based upon our achievement of certain corporate objectives. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to motivate executives and employees to achieve our annual business goals. During the fourth quarter of each year, the Compensation Committee reviews our objectives and establishes the goals for the following year. Annual cash incentive awards for 2006 were based on the growth in statutory surplus of our subsidiary, Fremont Insurance. Depending on the amount of growth in statutory surplus, the range of annual cash incentive opportunities, expressed as a percentage of base salary paid during the fiscal year, is from 0.0% to 20% for all of the named executive officers. For 2006, the threshold award was 2% of base salary from an increase in surplus of $750,000 and the maximum award of 20% was based on an increase in surplus of $4,500,000. There was no minimum or guaranteed bonus level. In 2006, the statutory surplus of Fremont Insurance increased by $7,675,000 over 2005 resulting in non-equity incentive plan awards at 20% of base salary for the named executive officers. The amounts awarded each named executive officer is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Equity Incentives

In General. We believe that equity ownership in the Company is important to provide incentives to our executives to build shareholder value. We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive award. The Compensation Committee reviews long-term equity incentives for our named executive officers and other executives annually in November or December. For 2006, our long-term equity incentive program consisted of grants of stock options.

The Company has two stock-based incentive plans. The initial plan was the Stock-Based Compensation Plan dated November 18, 2003 (the “2003 Plan”). Under the 2003 Plan, awards for 86,210 shares of Fremont Common Stock were reserved and as of this date all awards available under the 2003 Plan have been granted. If awards previously granted under the 2003 Plan should expire, become unexercisable or be forfeited for any reason without having been exercised, the shares of common stock subject to those awards would be available for the grant of additional awards under the 2003 Plan. On May 11, 2006, our Shareholders approved the Stock Incentive Plan of 2006 (the “2006 Plan”), which provides stock incentives to Fremont’s key employees and non-employee directors. Pursuant to the 2006 Plan, 150,000 shares of Fremont Common Stock were reserved for future issuance by Fremont, in the form of newly-issued shares in satisfaction of awards under the 2006 Plan. If awards should expire, become unexercisable or be forfeited for any reason without having been exercised, the shares of common stock subject to those awards would be available for the grant of additional awards. The following summary describes the major features of the 2003 Plan and the 2006 Plan (collectively the “Plan”), which have essentially similar terms and conditions as described below, except for the number of awards authorized.

Purpose of the Plan. We believe Fremont requires a performance-oriented culture, and Fremont will create greater shareholder value if stock ownership levels are provided. The Plan permits Fremont, under the supervision of the Compensation Committee, to make stock option and restricted stock awards to employees of the Company and its subsidiary and non-employee directors. However, no restricted stock awards have been granted under the Plan. The purpose of this equity incentive plan is to attract and retain superior people, further align employees and non-employee directors with shareholder interests, closely link employee and non-employee director compensation with Fremont's performance, and maintain high levels of employee and non-employee director stock ownership. The Plan is an essential component of the total compensation package offered to key employees and reflects the importance placed on motivating and rewarding superior results with long-term incentives.

Awards. Subject to certain limits set forth in the Plan, the Compensation Committee has the discretionary authority to determine the size of an award. However, the stock purchase price for any options granted under the Plan will not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted and no participant shall be granted, during any calendar year, awards with respect to more 15,000 shares. Fremont does not receive any payment for granting stock options. Awards under the Plan may be in the form of nonqualified stock options, restricted stock or other stock-based form, in the discretion of the Compensation Committee. The Compensation Committee, at the time of award, has discretion to determine the vesting of awards and performance-based criteria, if any.

Adjustments. In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase or exchange of Fremont Common Stock, or similar event affecting Fremont Common Stock, the number and kind of shares granted under the Plan, the number and kind of shares subject to outstanding stock options and restricted stock awards, and the exercise price of outstanding stock options will be adjusted to prevent dilution or enlargement of benefits.

Exercise of Stock Options. The exercise price of stock options granted under the Plan may not be less than the fair market value of Fremont Common Stock on the date of grant and the option term may not be longer than 10 years and one month. The Compensation Committee determines at the time of grant when each stock option becomes exercisable. Payment of the exercise price of a stock option may be in cash by the participant. Fremont will require, prior to issuing Fremont Common Stock under the Plan, that the participant who is an employee remit an amount in cash or Fremont Common Stock sufficient to satisfy any tax withholding requirements.

Vesting of Restricted Stock. Awards of restricted stock lose their restrictions (i.e. the restrictions lapse) at the conclusion of a specified period of continuous employment or service with Fremont, and/or its subsidiary, and/or achievement of performance goals.

Transferability. Stock options granted under the Plan are transferable only as provided by the rules of the Compensation Committee, by the participant's last will and testament, and by the applicable laws of descent and distribution. Restricted stock may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of until the applicable restrictions lapse.

Change in Control. Stock options and restricted stock awarded under the Plan will become exercisable and fully vested upon the occurrence of a "change in control," as defined in the Plan. In addition, upon a change in control, the Plan gives the Compensation Committee authority to take certain actions with respect to unexercised options in connection with preservation of the rights intended by the Plan.

Termination, Death, and Retirement. Subject to certain exceptions, the ability to exercise vested stock options will expire thirty days after the termination of a participant's employment with Fremont or a subsidiary or service as a non-employee director of Fremont and all unvested option grants are forfeited as of termination. In the case of involuntary termination or retirement, the ability to exercise vested stock options will expire three months after termination or retirement of a participant's employment or service (one year, in the case of death or disability). In the event of termination, if the Compensation Committee determines that the participant has engaged in any activity detrimental to the interests of the Company, the Compensation Committee may terminate the unexercised portion of an option. The Compensation Committee may accelerate or waive any service requirement upon the death or disability of an option holder. Restricted stock awards are generally subject to the same provisions with respect to the acceleration of vesting and performance goals as described above.

Administration of the Plan. The Plan is administered by the Compensation Committee. The Compensation Committee selects the Fremont employees and non-employee directors who will receive awards, determine the number of shares covered thereby, and establish the terms, conditions, and other provisions of the grants. The Compensation Committee may interpret the Plan and establish, amend, and rescind any rules relating to the Plan.

Amendments. Subject to approval of the Board of Directors where required, the Compensation Committee may terminate, amend, or suspend the Plan, but no action may be taken by the Compensation Committee or the Board of Directors (except those described earlier in the Section entitled "Adjustments") without the approval of the shareholders to materially increase the number of shares that may be issued under the Plan; permit granting of stock options at less than fair market value; permit the repricing of outstanding stock options; permit the reload of exercised stock options; or amend the maximum shares set forth that may be granted as stock options to any employee.

Tax Consequences. There are no tax consequences to the participant or to Fremont by reason of the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the shares' fair market value on the exercise date over the exercise price. Subject to the provisions of Code Section 162(m) with respect to grants to employees and satisfaction of tax reporting requirements, Fremont will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by a participant. Upon subsequent disposition of the shares acquired upon exercise of a nonqualified stock option, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income upon exercise of the nonqualified stock option. Such gain or loss will be long-term or short-term, depending on whether the participant held the shares for more or less than one year.

Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. Compensation attributable to options when combined with all other types of compensation received by a covered employee from Fremont, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by the Compensation Committee comprised solely of "outside directors" and either: (i) the plan contains a per-employee limitation on the number of shares for which such options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the shares on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as specified in writing by the Compensation Committee) of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and the option is approved by shareholders.

Restricted stock awards are taxed under Code Section 83. Generally, no tax is due when the award is initially made, but an award becomes taxable when it is no longer subject to a "substantial risk of forfeiture" (i.e., becomes vested or transferable). Income tax is paid on the value of the stock at ordinary rates when the restrictions lapse, and then at capital gain rates on post-exercise appreciation when the shares are sold. Fremont is required to withhold applicable taxes when an award to a participant who is an employee of Fremont becomes vested. Fremont will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Other Information. Fremont anticipates that the shares subject to the Plan will be registered with the Securities and Exchange Commission and with any applicable state securities commission where required. The cost of such registration will be borne by Fremont. The dollar value of option awards as recognized for financial statement purposes in 2006 and computed in accordance with FAS 123R for the named executive officers is listed in the Summary Compensation Table column entitled "Option Awards”.

Timing & Pricing of Stock Option Grants. We do not time stock option grants to executives in coordination with the release of material non-public information.

Benefits and Perquisites

We provide the opportunity for our named executive officers and other executives to receive certain general health and welfare benefits. We also offer participation in our defined contribution 401(k) plan. Under our 401(k) plan, we make matching contributions up to 75% of an employee’s voluntary contribution. In 2006, matching contributions were capped at 4.5% of each participant’s eligible compensation. The Compensation Committee can also establish an annual discretionary contribution to the 401(k) plan. In 2006, there were no discretionary contributions to the 401(k) plan. All employees who work at least 1000 hours per year, after their first six months of service, become eligible for participation in the 401(k) plan. The named executives participate on the same basis as all other employees. We provide these benefits to provide an additional incentive for our executives and to remain competitive in the general marketplace for executive talent. For 2006, none of the named executives received perquisites in an amount valued at $10,000 or more.

Change in Control and Severance Benefits

We provide the opportunity for certain of our named executive officers to be protected under the severance and change in control provisions contained in employment agreements or severance agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position. Our severance and change in control provisions for the named executive officers are summarized in “Employment Agreements” and “Potential Payments upon Termination or Change in Control.” Our analysis indicates that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies. We believe our arrangements are reasonable in light of the fact that cash severance is limited three years for Mr. Dunning and two years for the other named executives. There are no “single trigger” benefits upon a change in control other than the accelerated vesting of awards pursuant to the Company’s equity incentive plans discussed above.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests.

2006 SUMMARY COMPENSATION TABLE

The following table sets forth summary compensation information earned during the year ended December 31, 2006 for our chief executive officer, chief financial officer and each of our other three most highly compensated executive officers whose compensation exceeded $100,000 for the last fiscal year. We refer to these persons as our named executive officers elsewhere in this prospectus. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of $10,000 annually.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Salary (1)	Bonus (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Richard E. Dunning President, Chief Executive Officer and Director	$155,300	$15,000	$8,146	$31,060	$8,615	$218,121
Kevin G. Kaastra Vice President of Finance	$88,395	$1,250	$3,761	$17,679	$4,009	$115,094
William A. Hall, Sr. Vice President of Commercial Lines and Agency Relations	$104,500	$—	$2,844	$20,900	$5,709	$133,953
Marvin R. Deur Senior Vice President — Administration & Treasurer	$92,500	$1,000	$4,243	$18,500	$4,908	$121,151
Kurt M. Dettmer Vice President & Marketing Manager of Fremont Insurance	$95,400	$1,250	$3,761	$19,080	$5,038	$124,529

(1)	Includes amounts deferred under the 401(k) Plan.
(2)	Discretionary annual cash bonus awards.
(3)	Amounts shown in this column are based on the accounting expense recognized under FAS 123(R) by the Company in fiscal year 2006 related to stock option awards made in 2006 and in prior periods. The assumptions and methodology used to calculate the accounting expense recognized in fiscal 2006 for these stock option awards are disclosed Note 17 to the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K.
(4)	Annual cash bonus awards based on the satisfaction of 2006 Company performance goals under the non-equity incentive plan.
(5)	All other compensation, including all amounts contributed by the Company as discretionary or matching contributions for the benefit of the executive under the 401(k) Plan and perquisites. The value of perquisites did not equal or exceed $10,000 for any of the named executives.

GRANTS OF PLAN-BASED AWARDS IN 2006

The following table lists grants of plan-based awards made to our named executive officers in 2006 and related total fair value compensation for 2006. This information supplements the dollar values disclosed of option and non-equity awards in the Summary Compensation Table by providing additional details about such awards.

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Approval Date(4)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Closing Price on Grant Date ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(3)
			Threshold	Target	Maximum
Richard E. Dunning	N/A	N/A	$—	$17,083	$31,060
	12/29/06	11/10/06				3,700	$24.88	$25.50	$43,364
Kevin G. Kaastra	N/A	N/A	$—	$9,723	$17,679
	12/29/06	11/10/06				1,200	$24.88	$25.50	$14,064
William A. Hall, Sr.	N/A	N/A	$—	$11,495	$20,900
	12/29/06	11/10/06				1,000	$24.88	$25.50	$11,720
Marvin R. Deur	N/A	N/A	$—	$10,175	$18,500
	12/29/06	11/10/06				1,200	$24.88	$25.50	$14,064
Kurt M. Dettmer	N/A	N/A	$—	$10,494	$19,080
	12/29/06	11/10/06				1,200	$24.88	$25.50	$14,064

(1)	The amounts shown as the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards reflect the minimum, target and maximum potential payouts under the Company’s non-equity incentive plan.
(2)	The exercise price for all stock options granted under the Company’s stock based compensation plans is set at the fair market value, as defined, of the Company’s common stock on the option grant date (as required by the provisions of the Stock-Based Compensation Plan dated November 18, 2003 and the Stock Incentive Plan of 2006 dated February 24, 2006 (the “Plans”) approved by the Company’s shareholders in 2005 and 2006, respectively). As provided in the Plans, the fair market value of a share of common stock is computed as the average of the high bid and low ask price in the over-the-counter market on the day nearest preceding the date in question.
(3)	The amounts in the Grant Date Fair Value of Stock and Option Awards column were determined in accordance with FAS 123(R). Assumptions made in the calculation of these amounts are included in Note 17 to the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K
(4)	On November 10, 2006, the Compensation Committee approved the granting of stock options to be made on December 29, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Richard E. Dunning	6,400	9,600	(1)	$5.00	10/15/14
	80	320	(2)	$11.04	12/29/15
	—	3,700	(3)	$24.88	12/29/16
Kevin G. Kaastra	2,400	3,600	(1)	$5.00	10/15/14
	160	640	(2)	$11.04	12/29/15
	—	1,200	(3)	$24.88	12/29/16
William A. Hall, Sr.	2,000	3,000	(1)	$5.00	10/15/14
	80	320	(2)	$11.04	12/29/15
	—	1,000	(3)	$24.88	12/29/16
Marvin R. Deur	2,800	4,200	(1)	$5.00	10/15/14
	160	640	(2)	$11.04	12/29/15
	—	1,200	(3)	$24.88	12/29/16
Kurt M. Dettmer	1,200	3,600	(1)	$5.00	10/15/14
	160	640	(2)	$11.04	12/29/15
	—	1,200	(3)	$24.88	12/29/16

(1)	This option grant vests over 5 years at 20% per year, commencing on October 15, 2005.
(2)	This option grant vests over 5 years at 20% per year, commencing on December 29, 2006.
(3)	This option grant vests over 5 years at 20% per year, commencing on December 29, 2007.

AGGREGATED OPTION EXERCISES IN 2006

The following table lists options exercised by our named executive officers in 2006 on an aggregate basis.

OPTION EXERCISES AND STOCK VESTED TABLE

Name	Option Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
Richard E. Dunning
Kevin G. Kaastra
William A. Hall, Sr.
Marvin R. Deur
Kurt M. Dettmer	1,200	$17,370

(1)	Value realized on exercise is based on the difference between the market price of the underlying securities at exercise and exercise price of the options.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreements with Messrs. Dunning, Deur and Hall

On March 16, 2004, the Compensation Committee approved employment agreements with Mr. Dunning, Mr. Deur, and Mr. Hall. The agreement for Mr. Dunning provides for a period of employment continuing until the third anniversary of any change in control. The employment agreements for Mr. Deur and Mr. Hall provide for a three year employment term, but at least 90 days prior to the annual anniversary date of each agreement, our board of directors may determine whether or not to extend the term of each agreement for an additional one year. Any party to an agreement may elect not to extend that agreement for an additional year by providing written notice at least 90 days prior to any annual anniversary date.

If Mr. Dunning were terminated, other than for cause, disability, retirement or death, or voluntarily terminates employment for “good reason” due to breach of his employment agreement, then he would be entitled to (i) a cash severance amount equal to 2.99 times his average annual compensation over his most recent three taxable years, payable in equal monthly installments over 36 months (or, at the option of Fremont, in a lump sum payment discounted using the applicable federal rate), and (ii) a continuation of benefits similar to those he is receiving at the time of such termination for the same term. If Mr. Dunning is terminated after a change in control and the amount of the change in control payments constitutes an excess payment under Section 280G of the Internal Revenue Code, Mr. Dunning will also receive an additional cash payment (“Gross-Up”) so that after payment of all applicable excise taxes including those assessed on the change in control payment and the federal, state and local income taxes on the Gross-Up payment, he is placed in the same after-tax position he would have been in if such payments of compensation and benefits had not constituted an excess parachute payment. The Employment Agreements for Messrs. Deur and Hall also provide for a Gross-Up benefit, however, these two executives have the duty to mitigate by seeking comparable employment within 50 miles of Fremont, Michigan. Income from the mitigation employment will reduce the amount required to be paid each month by the Company. The duty to mitigate ends upon a lump sum payment of the severance amount and is waived in the event the Company does not consent to the executive’s employment with a competitor.

If Mr. Deur or Mr. Hall were terminated by Fremont other than for cause, disability, retirement or death, or if the officer voluntarily terminates employment for “good reason” due to breach of his employment agreement after a change in control, then he would be entitled to (i) a cash severance amount equal to 2 times his average annual compensation over his most recent two taxable years, payable in equal monthly installments over 24 months (or at the option of Fremont in a discounted lump sum), and (ii) a continuation of benefits similar to those he is receiving at the time of such termination for the same term.

The following definitions apply to the Employment Agreements of Messrs. Dunning, Deur and Hall:

“Average Annual Compensation” shall be deemed to mean the average level of compensation paid to the executive by the employer and any subsidiary of the employer during the most recent three calendar years preceding the Date of Termination, including Base Salary, bonuses under any employee benefit plans of the Employer, and contributions to 401(k), pension and other retirement plans.

“Cause” shall mean termination because of (i) willful and continued failure to perform substantially the executive’s duties with the employer or one of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the executive by the Board which specifically identifies the manner in which the Board believes that the executive has not substantially performed the executive’s duties, or (ii) the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the employer. For purposes of this provision, no act or failure to act on the executive's part shall be considered “willful” unless done, or omitted to be done, by the executive in bad faith or without reasonable belief that the executive's action or omission was in the best interest of the employer. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon advice of counsel for the employer shall be conclusively presumed to be done, or omitted to be done, by the executive in good faith and in the best interests of the employer.

“Change in Control” of the employer shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or any successor to such regulation, whether or not the Company is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of that Board unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

“Good Reason” shall mean termination by the executive based on any of the following, except that Messrs. Deur and Hall may only terminate their employment for Good Reason following a Change in Control of the Company:

(i) Without the executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the executive to the position and office held of the employer or a material adverse change made by the employer in the executive's functions, duties or responsibilities, including a diminution of the executive’s reporting relationship;

(ii) Without the executive's express written consent, a material reduction by the employer in the executive's base salary as the same may be increased from time to time or, except to the extent permitted by the agreement, a material reduction in the package of fringe benefits provided to the executive, taken as a whole;

(iii) Without the executive's express written consent, the employer requires the executive to work in an office which is more than 30 miles from the location of the employer's current principal executive office, except for required travel on business of the employer to an extent substantially consistent with the executive's present business travel obligations;

(iv) Any purported termination of the executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of the agreement; or

(v) The failure by the employer, after a Change in Control of the employer, to obtain the assumption of and agreement to perform the agreement by any successor.

Severance Agreements with Messrs. Kaastra and Dettmer

Fremont entered into Change of Control Severance Agreements dated October 17, 2006 (the "Severance Agreement") with Mr. Kaastra and Mr. Dettmer. Under the terms of the Agreements, the Company will owe the executive severance pay in the event that (1) a change of control of the Company occurs during the executive’s employment with the Company or within 4 months after the executive’s earlier termination and (2) within the period beginning on the date of a change of control and ending two years thereafter, one of the following events occurs (a) the executive’s employment with the Company is terminated by the Company for any reason other than cause, disability, retirement or death or (b) the employment is terminated by the executive for good reason.

The amount the Company owes the executive under the Severance Agreement will equal a lump sum payment due within 30 days following the date of termination equal to two (2) times his average annual compensation. The Company will also continue, for a period of two years following the termination of employment, the executive’s participation in all employee group insurance and other benefit programs in which the executive participated in immediately prior to termination.

Under the Severance Agreements, the definitions of “Average Annual Compensation” and “Cause” are substantially the same as under the Employment Agreements. In addition, the following definitions apply to the Change of Control Severance Agreements of Messrs. Dettmer and Kaastra:

“Change of Control” of the Company shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (aa) any acquisition directly from the Company, (bb) any acquisition by the Company, (cc) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (dd) any acquisition by any corporation pursuant to a transaction which complies with clauses (x), (y) and (z) of subsection (iii) of this Section; or

(ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the

Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(v) the sale of substantially all of the assets and business of the Fremont Insurance Company, a subsidiary the Company.

“Good Reason” shall mean termination by the executive following a “Change in Control” of the Corporation based on:

(i) Without the executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the office of held of the Company or a material adverse change made by the Company in the executive's functions, duties or responsibilities in such capacity;

(ii) Without the executive's express written consent, a material reduction by the Company in the executive's base salary, bonus, incentive compensation or a material reduction in the package of fringe benefits provided to the executive, taken as a whole;

(iii) Without the executive's express written consent, the Company requires the executive to work in an office which is more than 60 miles from the location of the Company's current principal executive office, except for required travel on business of the Company to an extent substantially consistent with the executive's present business travel obligations;

(iv) Any purported termination of the executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of the agreement; or

(v) The failure by the Company, after a Change in Control of the Company, to obtain the assumption of and agreement to perform the agreement by any successor.

Potential Payments Upon Termination Or Change In Control.

Although these agreements could increase the cost of any acquisition of control of Fremont, we do not believe that their terms would have a significant anti-takeover effect. Assuming the employment of our named executive officers were to be terminated without cause, for good reason or upon a change in control each as of December 31, 2006, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table:

Name	Potential Payments Upon Termination Without Cause - No Change in Control		Potential Payments Upon Termination For Good Reason - No Change in Control		Potential Payments Upon Severance After a Change in Control
Richard E. Dunning	$566,079	(1)	$566,079	(1)	$566,079	(1)
Kevin G. Kaastra	None		None		$193,736	(2)
William A. Hall, Sr.	$232,552	(3)	None		$232,552	(3)
Marvin R. Deur	$207,608	(3)	None		$207,608	(3)
Kurt M. Dettmer	None		None		$201,824	(2)

(1)	The potential payout to Mr. Dunning would be payable in equal monthly installments over 36 months (or, at the option of Fremont, in a lump sum payment discounted using the applicable federal rate).
(2)	The potential payout to Messrs. Kaastra and Dettmer would be payable in a lump sum payment without interest.
(3)	The potential payout to Messrs. Hall and Deur would be payable in equal monthly installments over 24 months (or at the option of Fremont in a discounted lump sum using the applicable federal rate).

We are not obligated to make any cash payments to these executives under these agreements if their employment is terminated by us for Cause or by the executive not for good reason. No severance or benefits are provided under their agreements for any of the executive officers in the event of retirement, death or disability. A change in control does not affect the amount or timing of these cash severance payments.

Assuming a Change In Control as of December 31, 2006, under the Company’s option plans the named executives would be entitled to accelerated vesting of their outstanding stock options described in the table below:

Value of Equity Awards: In Connection With a Change in Control

Name	Number of Securities Underlying Unvested Options Subject to Acceleration (1)	Value of Securities Underlying Unvested Options Subject to Acceleration (2)
Richard E. Dunning	13,620	$203,721
Kevin G. Kaastra	5,440	$83,798
William A. Hall, Sr.	4,320	$66,747
Marvin R. Deur	6,040	$96,098
Kurt M. Dettmer	5,440	$83,798

(1)	The number of options stated represents those unvested options as of December 31, 2006.
(2)	Values are based on the aggregate difference between the respective exercise prices of the unvested options and the closing sale price of our common stock on December 29, 2006, which was $25.50 per share.

The Employment Agreements and Change in Control Severance Agreements between the Company and the named executives, prohibit the executives, during the executive’s employment and for a period of two (2) years following a termination that entitles the executive to a severance payment, from directly or indirectly performing services for, having ownership in or participating in the management of any business engaged in the property and casualty insurance business. After termination, this non-competition covenant is limited geographically to the State of Michigan. The agreements also prohibit the named executives, during their employment with the Company and for a period of three (3) years following any termination, from recruiting, hiring or assisting others in recruiting or hiring of any employee or consultant of the Company.

In addition to the cash payments above, in the event of any termination other than for cause, death, disability or retirement, Mr. Dunning’s Employment Agreement entitles him to receive benefits under any executive and employee group insurance, life insurance, health and accident, disability and other employee benefit plans as may be in effect, for thirty-six months following termination. Based on a December 31, 2006 termination, Mr. Dunning’s benefits would have an estimated aggregate value of $17,600. Under the Employment Agreements of Mr. Deur and Mr. Hall, in the event of any termination other than for cause, death, disability or retirement, they are entitled to receive benefits under any executive and employee group insurance, life insurance, health and accident, disability and other employee benefit plans as may be in effect, for twenty-four months following termination. Based on a December 31, 2006 termination, their benefits would have an estimated aggregate value of $11,500 for Mr. Deur and $11,500 for Mr. Hall.

Under the Severance Agreements of Messrs. Dettmer and Kaastra, in the event of any termination other than for cause, death, disability or retirement within two years after a change of control, they are entitled to receive benefits under any executive and employee group insurance, life insurance, health and accident, disability and other employee benefit plans as may be in effect, for twenty-four months following termination. Based on a December 31, 2006 termination, their benefits would have an estimated aggregate value of $6,200 for Mr. Dettmer and $15,100 for Mr. Kaastra.

DIRECTOR COMPENSATION

Summary of Director Compensation

Non-employee directors of Fremont receive an annual retainer of $1,200 as a director, plus an additional annual retainer of $600 for each committee on which they serve and a meeting fee of $300 for each board or committee meeting attended. Under our Stock Incentive Plan, directors are eligible to receive stock option grants at the discretion of the Compensation Committee. The grants were made on similar terms as grants to employees. However, all stock options granted to directors under the 2003 Plan become fully vested upon retirement after age 70 and 10 years of service. The directors also receive the benefit of a group accidental death plan providing $100,000 of coverage. Our directors will be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees. Executive officers of Fremont who are directors or members of committees of the Fremont Board of Directors or its subsidiaries receive no compensation for their service, but may be reimbursed for actual expenses incurred in connection with their duties.

The following table summarizes compensation that our directors earned during 2006 for services as members of our Board.

2006 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Donald E. Bradford	$10,325	$1,181	$11,506
Michael A. DeKuiper	$9,000	$1,181	$10,181
William L. Johnson	$10,875	$1,181	$12,056
Jack G. Hendon	$6,900	$1,181	$8,081
Monica C. Holmes	—	—	—
Kenneth J. Schuiteman	$6,900	$1,181	$8,081
Jack A. Siebers	$9,000	$1,181	$10,181
Donald VanSingel	$9,075	$1,181	$10,256
Harold L. Wiberg	$6,000	$1,181	$7,181
Donald C. Wilson	$300	—	$300

(1)	Amounts shown in this column are based on the accounting expense recognized under FAS 123(R) by the Company in fiscal year 2006 related to stock option awards made in 2006 and in prior periods. The assumptions and methodology used to calculate the accounting expense recognized in fiscal 2006 for these stock option awards are disclosed Note 17 to the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K. The aggregate number of option awards outstanding at year-end appears below in the “Outstanding Director Equity Awards at Year-End” table.

The following table summarizes the number of securities underlying outstanding plan awards for each director as of December 31, 2006 including the grant date and the per share grant date fair value:

OUTSTANDING DIRECTOR EQUITY AWARDS AT YEAR-END

Name	Grant Date	Number of Options	Fair Value on Grant Date($/Sh)
Donald E. Bradford	10/14/04	2,000	$2.41
	12/29/05	200	$5.43
	12/29/06	200	$11.72

		2,400

Michael A. Dekuiper	10/14/04	2,000	$2.41
	12/29/05	200	$5.43
	12/29/06	200	$11.72

		2,400

William L. Johnson	10/14/04	2,000	$2.41
	12/29/05	200	$5.43
	12/29/06	200	$11.72

		2,400

Jack G. Hendon	10/14/04	2,000	$2.41
	12/29/05	200	$5.43
	12/29/06	200	$11.72

		2,400

Monica C. Holmes	10/14/04	—	$2.41
	12/29/05	—	$5.43
	12/29/06	400	$11.72

		400

Kenneth J. Schuiteman	10/14/04	2,000	$2.41
	12/29/05	200	$5.43
	12/29/06	200	$11.72

		2,400

Jack A. Siebers	10/14/04	2,000	$2.41
	12/29/05	200	$5.43
	12/29/06	200	$11.72

		2,400

Donald VanSingel	10/14/04	2,000	$2.41
	12/29/05	200	$5.43
	12/29/06	200	$11.72

		2,400

Harold L. Wiberg	10/14/04	2,000	$2.41
	12/29/05	200	$5.43
	12/29/06	200	$11.72

		2,400

Donald C. Wilson	10/14/04	—	$2.41
	12/29/05	—	$5.43
	12/29/06	400	$11.72

		400

(1)	The amounts shown in the “Fair Value on Grant Date” column were determined in accordance with FAS 123(R). Assumptions made in the calculation of these amounts are included in Note 17 to the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the board of directors has reviewed and discussed the above Compensation Discussion & Analysis with management and, based on such review and discussion, has recommended to the board of directors that the Compensation Discussion & Analysis be included in the Company's proxy statement. This report is submitted on behalf of the members of the Compensation Committee:

/s/ Donald E. Bradford,

/s/ William L. Johnson,

/s/ Kenneth J. Schuiteman,

/s/ Donald VanSingel

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of our Board of Directors are currently Messrs. Bradford, Johnson, Schuiteman and VanSingel. None of Fremont’s executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on Fremont’s Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Fremont is a separately-designated standing committee of the Board of Directors and is comprised of three independent Directors, Messrs. Hendon, Bradford and Johnson. The Board has determined their independence based on Exchange Act Rule 10a-3 and the NASDAQ definition of independence. The Audit Committee operates under a written charter adopted by the Board of Directors on September 21, 2004. A copy of the charter was attached to Fremont’s Proxy Statement dated April 7, 2005 for the 2005 Annual Meeting of Shareholders. The Board of Directors has determined that Mr. Jack G. Hendon is the "audit committee financial expert" of the Audit Committee.

The Audit Committee has reviewed the audited financial statements of Fremont for the fiscal year ended December 31, 2006, and discussed them with management and Fremont's independent accountants, BDO Seidman, LLP. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61.

The Audit Committee has received from the independent accountants the written disclosures and letter required by the U.S. Independence Standards Board Standard No. 1, and the Audit Committee has discussed the accountants' independence from Fremont and management with the accountants. Furthermore, the Audit Committee has considered whether the fees paid by Fremont to BDO Seidman, LLP and described below are compatible with maintaining BDO Seidman, LLP's independence from Fremont. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that Fremont's audited financial statements for the fiscal year ended December 31, 2006, be included in Fremont's Annual Report on Form 10-K for that fiscal year for filing with the Securities and Exchange Commission.

This report is submitted on behalf of the members of the Audit Committee:

/s/ Jack G. Hendon, Chairman,

/s/ Donald E. Bradford,

/s/ William L. Johnson

INDEPENDENT PUBLIC ACCOUNTANTS

Effective May 26, 2005, the Company's Audit Committee appointed BDO Seidman, LLP to act as the Company's independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ended December 31, 2005. BDO Seidman, LLP has audited Fremont's financial statements for the fiscal years ended December 31, 2005 and December 31, 2006, and the report on such financial statements appears in the Annual Report to Shareholders.

Up until May 26, 2005, the accounting firm of PricewaterhouseCoopers LLP (“PwC”) had acted as the Company’s independent registered accountant to audit the financial statements of the Company and its consolidated subsidiary. On May 26, 2005, Fremont dismissed PricewaterhouseCoopers LLP ("PWC") as the independent registered public accounting firm for the Company. The Company's Audit Committee approved the dismissal of PWC as its independent registered public accounting firm. PWC's reports on the consolidated financial statements of the Company for the years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2004 and 2003 and through May 26, 2005, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreements in their reports on the Company's consolidated financial statements for such years. During the years ended December 31, 2004 and 2003 and through May 26, 2005, there have been no reportable events, as defined in Item 304 (a)(1)(v) of the Securities and Exchange Commission's Regulation S-K. The Company received a letter from PWC stating that they agreed with the above. A copy of such letter was filed as Exhibit 16.1 to Fremont’s Form 8-K filed June 2, 2005.

Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

Audit Fees of Independent Auditors

The following table sets forth the aggregate fees billed to Fremont and its subsidiary by BDO Seidman, LLP for the fiscal years ended December 31, 2006 and December 31, 2005 and by PricewaterhouseCoopers, LLP for the year ended December 31, 2005.

	December 31, 2006	December 31, 2005
BDO Seidman, LLP
Audit Fees	$164,000	$155,000
Audit Related Fees	$—	$—
Tax Fees	$14,000	$—
All Other Fees	$—	$—

PricewaterhouseCoopers, LLP
Audit Fees	$—	$19,700
Audit Related Fees	$—	$—
Tax Fees	$—	$16,500
All Other Fees	$—	$—

Audit fees included the audit of Fremont's annual financial statements, reviews of Fremont's quarterly financial statements, statutory and regulatory audits, consents and other services related to SEC matters. Audit related fees include accounting consultations related to benefit plan accruals and conversion of financial statements from the statutory method of accounting to GAAP and activities associated with registration of securities with the Securities and Exchange Commission ("SEC"). Tax fees included tax compliance services rendered in connection with federal, state and local income tax returns and transaction planning advice. The

Audit Committee may, from time to time, grant pre-approval to those permissible non-audit services classified as "all other services" that it believes are routine and recurring services, and would not impair the independence of the auditor. A list of the SEC's prohibited non-audit services is attached to the pre-approval policy. The SEC's rule and relevant guidance will be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions. The pre-approval fee levels for all services to be provided by the independent auditors will be established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Auditors

The Audit Committee pre-approves all audit and legally permissible non-audit services provided by the independent auditors in accordance with the pre-approval policies and procedures adopted by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. Under the policy, pre-approved services include pre-approval of non-prohibited services for a limited dollar amount. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting. All services performed by BDO Seidman, LLP in 2006 and 2005 and PricewaterhouseCoopers, LLP in 2005 were pre-approved in accordance with the pre-approval policy.

MATTER NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of BDO Seidman, LLP to act as the independent registered public accountants to audit the Company’s 2007 consolidated financial statements. We are asking our shareholders to ratify the appointment of BDO as the Company’s independent registered public accounting firm for 2007. The affirmative vote of the holders of a majority of the shares of the Company’s common stock voting in person or by proxy is required to ratify the appointment of the independent registered public accounting firm. Abstentions and broker non-votes will be disregarded for purposes of determining the number of votes counted toward this vote.

If the shareholders fail to ratify the appointment of BDO, the Audit Committee would reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our shareholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFYING THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY’S 2007 CONSOLIDATED FINANCIAL STATEMENTS.

MATTER NO. 3

APPROVAL OF PROPOSED AMENDMENTS TO THE

ARTICLES OF INCORPORATION

At a meting of the Company’s Board of Directors held on February 23, 2007, the directors voted unanimously to propose that the shareholders approve the following amendments to the Company’s Articles of Incorporation (the “Articles”): (1) the addition of a new Article XVII — Evaluation of Offers (see text below); and (2) the addition of a new subpart (iv) to Article XI (new text is underlined below):

ARTICLE XVII

EVALUATION OF OFFERS

The Board of Directors shall not initiate, approve, adopt or recommend any offer of any party, other than the Corporation, to make a tender or exchange offer for any equity security of the Corporation, to engage in any merger or consolidation of the Corporation or any subsidiary of the Corporation with any other entity, or to sell or transfer all or substantially all of the assets or business of the Corporation, unless and until it shall have first evaluated the proposed offer and determined in its judgment that the proposed offer would be in compliance with all applicable laws and that the offer is in the best interest of the Corporation and its shareholders. In evaluating a proposed offer to determine whether it would be in compliance with law, the Board of Directors shall consider all aspects of the proposed offer, including the manner in which the offer is proposed to be made, the documents proposed for the communication of the offer and the effects and consequences of the offer if consummated, in the light of the laws of the United States of America and Michigan. In connection with this evaluation, the Board may seek and rely upon the opinion of independent legal counsel, and it may test the legality of the proposed offer in any state or federal court or before any state or federal administrative agency which may have jurisdiction. If the Board of Directors determines in its judgment that a proposed offer would be in compliance with all applicable laws, the Board of Directors shall then evaluate the proposed offer and determine whether the proposed offer is in the best interests of the Corporation and its shareholders. The Board of Directors shall not initiate, approve, adopt or recommend any such offer which in its judgment would not be in the best interests of the Corporation and its shareholders. In evaluating a proposed offer to determine whether it would be in the best interest of the Corporation and its shareholders, the Board of Directors shall consider all factors which it deems relevant including, without limitation:

A. The adequacy and fairness of the consideration to be received by the Corporation or its shareholders under the proposed offer, taking into account the trading price of the Corporation's stock immediately prior to the announcement of the proposed offer, the historical trading prices of the Corporation's stock, the price that might be achieved in a negotiated sale of the Corporation as a whole, premiums over the trading price of their securities which have been proposed or offered to other companies in the past in connection with similar offers and the future prospects of this Corporation;

B. The possible social and economic impact of the proposed offer and its consummation on the Corporation, its employees, customers and suppliers;

C. The possible social and economic impact of the proposed offer and its consummation on the communities in which the Corporation and its subsidiaries operate or are located;

D. The business and financial conditions and earnings prospects of the offering party, including, without limitation, debt service and other existing or likely financial obligations of the offering party;

E. The competence, experience and integrity of the offering party and its management; and

F. The intentions of the offering party regarding the use of the assets of the Corporation to finance the transaction.

ARTICLE XI

AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or subsequently prescribed by the statutes of Michigan, and all rights and powers conferred on directors and shareholders prescribed in these Articles of Incorporation are subject to this reservation; provided, however, that this Article XI, as well as the following provisions of these Articles of Incorporation, may not be amended, altered, changed, or repealed, nor may any provision inconsistent with the following provisions be adopted, without the approval of at least 80% of the total voting power of all shares of stock entitled to vote, voting together as a single class at an annual or special meeting of shareholders: (i) Article VII-Board of Directors; Number; Classification; Vacancies; Removal; Nominations; (ii) Article XII-Amendment of Bylaws; (iii) Article XIII-Special Shareholder Meetings; and (iv) Article XVII — Evaluation of Offers, unless such repeal, alteration, or amendment of any inconsistent provision or provisions is declared advisable by the Board of Directors by the affirmative vote of at least 75% of the entire Board of Directors, notwithstanding the fact that a lesser percentage may be specified by the Michigan Business Corporation Act.

The proposed amendment adding Article XVII to Fremont's Articles provides that the board of directors shall not approve, adopt or recommend any offer of any person or entity (other than Fremont) to make a tender or exchange offer for any Fremont Common Stock, to merge or consolidate Fremont with any other entity, or to purchase or acquire all or substantially all of Fremont's assets, unless and until the board has evaluated the offer and determined that it would be in compliance with all applicable laws and that the offer is in the best interests of Fremont and its shareholders. In doing so, the board may rely on an opinion of legal counsel who is independent from the offeror, and may test such legal compliance before any court or agency that may have appropriate jurisdiction over the matter.

In making its determination, the board must consider all factors it deems relevant, including but not limited to: (i) the adequacy and fairness of the consideration to be received by Fremont or its shareholders, considering historical trading prices of Fremont Common Stock, the price that could be achieved in a negotiated sale of Fremont as a whole, past offers, and the future prospects of Fremont; (ii) the potential social and economic impact of the proposed transaction on Fremont, its employees, customers and vendors; (iii) the potential social and economic impact of the proposed transaction on the communities in which Fremont and its subsidiaries operate or are located; (iv) the financial condition and earnings prospects of the offering party, including any intention to use the assets of Fremont to finance the transaction; and (v) the competence, experience and integrity of management of the offering party. Consideration of these factors may result in Fremont's board of directors rejecting offers that would otherwise be desirable to its shareholders.

The proposed amendment adding subpart (iv) to Article XI of Fremont’s Articles provides that the proposed new Article XVII — Evaluation of Offers, if approved by the shareholders at the Annual Meeting, may not be repealed, altered or amended without the approval of at least 80% of the total voting power of all shares of stock entitled to vote, voting together as a single class at an annual or special meeting of shareholders.

The adoption of these proposed amendments could have a potential anti-takeover effect with respect to the Company, although management is not presenting the proposal in response to any actual offer or proposal. The potential effects of the amendments may include delaying, deferring or preventing a change of control of the Company and may discourage bids for the common stock at a premium over market prices.

Certain Anti-Takeover Matters

General. Michigan law contains provisions that may, in conjunction with the Fremont’s Articles, have the effect of impeding a change of control of the Company. These provisions may have the effect of discouraging a future takeover attempt that individual shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market price. As a result, if you desired to participate in such a transaction, you may not have an opportunity to do so. The following is a summary of the provisions of Michigan law and Fremont’s current Articles and Bylaws relating to these restrictions, other than the proposed amendments described in Matter 3 above.

Michigan Insurance Code. The Michigan Insurance Code requires that the Insurance Commissioner receive prior notice and approve of a change of control in either Fremont or Fremont Insurance. The Insurance Code definition of “control,” in simplified terms, occurs when a person, corporation or other entity obtains “control” of the Fremont Insurance or the Company possesses, has a right to acquire possession or has the power to direct any other person acquiring possession, directly or indirectly, of 10% or more of the voting securities of either company. In addition, as a result of the conversion of Fremont Insurance from a mutual to a stock form of insurer, no person may, prior to October 15, 2009, acquire 5% or more of the voting power of either the Fremont or Fremont Insurance without the approval of the Insurance Commissioner.

Control Share Act. The Michigan Business Corporation Act (“MBCA”) contains provisions intended to protect shareholders and prohibit or discourage certain types of hostile takeover activities. These provisions regulate the acquisition of “control shares” of large public Michigan corporations (the “Control Share Act”).

The Control Share Act establishes procedures governing “control share acquisitions.” A control share acquisition is defined as an acquisition of shares by an acquirer which, when combined with other shares held by that person or entity, would give the acquirer voting power at or above any of the following thresholds: 20%, 33 1/3% or 50%. Under the Control Share Act, an acquirer may not vote “control shares” unless the corporation's disinterested shareholders vote to confer voting rights on the control shares. The acquiring person, officers of the target corporation, and directors of the target corporation who are also employees of the corporation are precluded from voting on the issue of whether the control shares shall be accorded voting rights. The Control Share Act does not affect the voting rights of shares owned by an acquiring person prior to the control share acquisition.

The Control Share Act entitles corporations to redeem control shares from the acquiring person under certain circumstances. In other cases, the Control Share Act confers dissenters' rights upon all of a corporation's shareholders except the acquiring person.

The Control Share Act applies only to an “issuing public corporation.” We fall within the statutory definition of an “issuing public corporation.” The Control Share Act automatically applies to any “issuing public corporation” unless the corporation “opts out” of the statute by so providing in its articles of incorporation or bylaws. We have not “opted out” of the Control Share Act.

Fair Price Act. Certain provisions of the MBCA (the “Fair Price Act”) establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters. The Fair Price Act provides that a supermajority vote of 90% of the shareholders and no less than two-thirds of the votes of non-interested shareholders must approve a “business combination.” The Fair Price Act defines a “business combination” to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of securities involving an “interested shareholder” or certain “affiliates.” An “interested shareholder” is generally any person who owns 10% or more of the outstanding voting shares of the company. An “affiliate” is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others, that: (i) the purchase price to be paid for the shares of the company is at least equal to the greater of (a) the market value of the shares or (b) the highest per share price paid by the interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; and (ii) once a person has become an interested shareholder, the person must not become the beneficial owner of any additional shares of the company except as part of the transaction which resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

The requirements of the Fair Price Act do not apply to business combinations with an interested shareholder that the Board of Directors has approved or exempted from the requirements of the Fair Price Act by resolution at any time prior to the time that the interested shareholder first became an interested shareholder.

Article and Bylaw Provisions. Company’s Articles and Bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with your board of directors rather than pursue non-negotiated takeover attempts. These provisions include a classified board of directors, an advance notice requirement for director nominations and actions to be taken at annual meetings of shareholders, the inability of the shareholders to call a special meeting of the shareholders, the requirements for approval by 80% of the voting power of all shares entitled to vote to amend the bylaws or certain provisions of the articles, removal of a director only for cause and the availability of authorized but unissued blank check preferred stock.

Classified Board of Directors. Our Articles establish a classified board of directors, classified into three classes with each class having a staggered term. Subject to the right of holders of any series of preferred stock to elect directors, shareholders will elect one class constituting approximately 1/3 of the board of directors for a three-year term at each annual meeting of shareholders. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the board of directors. The classification of directors will effectively make it more difficult to change the composition of the board of directors and will instead promote a continuity of existing management. In addition, our Articles provide that all vacancies in our board of directors for any reason, and newly created directorships resulting from an increase in the number of directors, may be filled only by a majority of the board of directors then in office and the directors so chosen by the board shall hold office until the next election of the class of the directors to which they were elected.

Advance Notice Requirement. The Company’s Articles and Bylaws contain advance notice procedures with regard to shareholder proposals relating to the nomination of directors or new business to be presented at meetings of shareholders. These procedures provide that notice of such shareholder proposals must be timely and given in writing to the secretary of the Company prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 70 days nor more than 90 days prior to the meeting. The advance notice requirement does not give the board of directors any power to approve or disapprove shareholder director nominations or proposals but may have the effect of precluding the consideration of certain business at a meeting if the proper notice procedures are not followed.

Special Meetings of Shareholders. Under the Articles and Bylaws, special meetings of shareholders may be called only by the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing of a majority of the whole board of directors, or at the request in writing of shareholders owning at least 80% of the voting power of all outstanding shares of capital stock entitled to vote.

Amendment of Articles and Bylaws. The Articles and the Bylaws require the affirmative vote of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote to amend or repeal certain provisions of the articles, including those described above, or any bylaw. This requirement will render more difficult the dilution of the anti-takeover effects of the articles and the bylaws.

Removal of Directors Only for Cause. The Company’s Articles permit shareholders to remove directors only for cause and only by the affirmative vote of the holders of 80% of the voting power of the outstanding shares of capital stock entitled to vote. This provision may restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the board of directors by filling the vacancies created by removal with its own nominees.

Blank Check Preferred Stock. The Company’s Articles provide for 4,500,000 authorized shares of preferred stock, none of which has been issued. Our board of directors believes the availability of preferred stock would provide flexibility for future financing transactions and acquisitions. The existence of authorized but unissued preferred stock may enable the board of directors to render more difficult, or discourage, an attempt to obtain control by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interests, the board of directors could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group. In this regard, the articles grant the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect their rights, including voting rights, in the event a particular series of preferred stock is given a disproportionately large number of votes per share, of those stockholders and may have the effect of delaying or preventing a change in control that may be favored by you. The board of directors does not currently intend to seek your approval prior to any issuance of preferred stock, unless required by law.

Shareholder Rights Plan. On November 1, 2004, the Board of Directors of the Company declared a dividend payable November 10, 2004 of one right (“Right”) for each outstanding share of common stock or issued thereafter and prior to the Separation Time (as defined in the Plan). The Rights were issued pursuant to a Rights Agreement dated November 1, 2004 between the Company and Registrar and Transfer Company, as Rights Agent. Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one one-hundredth of a share of Junior Participating Preferred Stock for $100, subject to adjustment. The Rights will be evidenced by and transferred with and only with the common stock until the close of business on the earlier of (i) the later of (A) the tenth day after the date on which any Person (other than the Company, a majority-owned Subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company) commences a tender or exchange offer which, if consummated, would result in such Person's becoming the Beneficial Owner of 15% or more of the outstanding shares of common stock (any such Beneficial Ownership referred to herein as an “Acquiring Person”) and (B) such later date as the Board of Directors may from time to time fix by resolution adopted prior to the Separation Time, and (ii) the first date (the “Flip-In Date”) of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such other than as a result of a Flip-over Transaction or Event (as defined); provided that, if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such offer shall be deemed never to have been made. The time described in either clause (i) or (ii) of the foregoing sentence is referred to as the “Separation Time.” Promptly following the Separation Time, separate rights certificates evidencing the Rights will be mailed to holders of record of common stock at the Separation Time.

Rights plans are designed to protect shareholders against unsolicited attempts to acquire control of the Company in a manner that does not offer a fair price to all shareholders. Shareholder rights plans are designed to encourage acquirers to approach a company’s board of directors prior to initiation of a transaction or series of transactions to acquire control of a company. The rights are subject to redemption by the board of directors if in the business judgment of the board the offer appears fair and in the best interest of the shareholders.

The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote at the annual meeting of shareholders is required for approval of the proposed amendments. For purposes of counting votes on this proposal, abstentions, broker non-votes and other shares not voted have the same effect as a vote against this proposal. Unless otherwise directed by a shareholder’s proxy, the persons named as proxy voters in the accompanying proxy will vote FOR the amendments.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENTS TO THE COMPANY’S ARTICLES OF INCORPORATION.

FINANCIAL INFORMATION

A copy of the Company’s Annual Report on Form 10-K, including financial statements and financial statement schedules, for the year ending December 31, 2006 is being mailed along with this proxy statement to all persons solicited.

The Company will provide without charge to each person solicited and all beneficial shareholders upon written request by any such person, a copy of the Company’s Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act for the Company’s most recent fiscal year. The request should be directed to Fremont Michigan InsuraCorp, Inc., 933 East Main Street, Fremont, Michigan 49412, Attention: Investor Relations.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any shareholder desiring to present a proposal to be considered at the 2008 Annual Meeting of Shareholders should submit the proposal in writing to: Chairman, Fremont Michigan InsuraCorp, Inc., 933 East Main Street, Fremont, Michigan 49412 no later than December 3, 2007.

By Order of the Board of Directors,

April 2, 2007	Corporate Secretary

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	PROXY

FREMONT MICHIGAN INSURACORP, INC.

Proxy for 2007 Annual Meeting of Shareholders to be held May 10, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREMONT

MICHIGAN INSURACORP, INC.

The undersigned shareholder(s) of FREMONT MICHIGAN INSURACORP, INC., a Michigan corporation, Fremont, Michigan, do(es) hereby appoint Richard E. Dunning and Donald E. Bradford, or either one of them my (our) attorney(s) with full power of substitution, for me (us) and in my (our) name(s), to vote all the common stock of Fremont standing in my (our) name(s) on its books on March 19, 2007, at the Annual Meeting of its shareholders to be held at the Dogwood Center for the Performing Arts, 4734 S. Campus Court, Fremont, Michigan 49412 on Thursday, May 10, 2007, at 10:00 a.m., or any adjournment(s) thereof, for the purpose of acting upon the proposals referred to on this proxy, and of acting in their discretion upon such other matters as may properly come before the meeting.

1. Election of four Class I Directors for Terms Expiring in 2010:

Class I Nominees: (01) Michael A. DeKuiper, (02) Monica C. Holmes, (03) Kenneth J. Schuiteman, (04) Jack A. Siebers

☐    For                                 ☐    Withheld                                 ☐    For All Except

Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2. Ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm to audit the Company’s 2007 consolidated financial statements.

☐    For                                 ☐    Against                                 ☐    Abstain

3. Approval of proposed amendments to Fremont Michigan InsuraCorp, Inc.’s Articles of Incorporation regarding matters to be considered by the Board of Directors in evaluation of certain offers.

☐    For                                 ☐    Against                                 ☐    Abstain

4. In their discretion, vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING    ☐

IN ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED SHALL BE VOTED IN FAVOR OF MATTERS 1, 2 AND 3.

Please be sure to sign and date this Proxy in the box below.

Date:

Shareholder sign above Co-holder (if any) sign above

Fold, sign date and mail in postage paid envelope provided.

FREMONT MICHIGAN INSURACORP, INC.

Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated April 2, 2007.

This will ratify and confirm all that the attorney(s) may do or cause to be done by virtue hereof. The attorney(s) is (are) authorized to exercise all the power that I (we) would possess if present personally at the meeting or any adjournment(s) thereof. I (we) hereby revoke all proxies by me (us) heretofore given for any meeting of shareholders of Fremont.

Please sign and return promptly in enclosed addressed envelope. Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, etc., you should indicate your full title. If stock is in joint name(s), each joint owner should sign.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.